AMENDMENT TO THE TRUST FOR ADVISED PORTFOLIOS CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update the funds advised by Ziegler Capital Management, LLC; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

Trust for Advised Portfolios	U.S. Bank National Association

By: /s/ Christopher E. Kashmerick	By: /s/ Anita Zagrodnik

Name: Christopher E. Kashmerick	Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Date: 10/21/2020	Date: 10/22/2020

Amended Exhibit D to the Trust for Advised Portfolios Custody Agreement
Custody Services Fee Schedule

Name of Series    Date Added
Ziegler Senior Floating Rate    on or after January 31, 2019
Ziegler Piermont Small Cap Value Fund    on or after July 20, 2020
Ziegler FAMCO Hedged Equity Fund    on or after December 21, 2020

Annual Fee Based Upon Market Value Per Fund at January 2014*
__ basis point on average daily market value Minimum annual fee per fund - $__
Plus portfolio transaction fees

Portfolio Transaction Fees
•$__ – Book entry DTC transaction/Federal Reserve transaction/principal paydown
•$__ – Repo agreement/reverse repurchase agreement/time deposit/CD or other non- depository transaction
•$__ – Option/SWAPS/future contract written, exercised or expired
•$__ – Mutual fund trade/Fed wire/margin variation Fed wire
•$__ – Physical transaction
•$__ – Check disbursement (waived if U.S. Bancorp is Administrator)
•$__ – Segregated account per year

•A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA. Fees are calculated pro rata and billed monthly.

Amended Exhibit D (continued) to the Trust for Advised Portfolios Custody Agreement Global Sub-Custodial Services Annual Fee Schedule at January, 2014

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[redacted]	[redacted]	Estonia	All	[redacted]	[redacted]	Luxembourg	All	[redacted]	[redacted]	Slovak Republic	All	[redacted]	[redacted]
Australia	All	[redacted]	[redacted]	Euromarkets**	All	[redacted]	[redacted]	Malaysia	All	[redacted]	[redacted]	Slovenia	All	[redacted]	[redacted]
Austria	All	[redacted]	[redacted]	Finland	All	[redacted]	[redacted]	Malta	All	[redacted]	[redacted]	South Africa	All	[redacted]	[redacted]
Bahrain	All	[redacted]	[redacted]	France	All	[redacted]	[redacted]	Mauritius	All	[redacted]	[redacted]	South Korea	All	[redacted]	[redacted]
Bangladesh	All	[redacted]	[redacted]	Germany	All	[redacted]	[redacted]	Mexico	All	[redacted]	[redacted]	Spain	All	[redacted]	[redacted]
Belgium	All	[redacted]	[redacted]	Ghana	All	[redacted]	[redacted]	Morocco	All	[redacted]	[redacted]	Sri Lanka	All	[redacted]	[redacted]
Bermuda	All	[redacted]	[redacted]	Greece	All	[redacted]	[redacted]	Namibia	All	[redacted]	[redacted]	Swaziland	All	[redacted]	[redacted]
Botswana	All	[redacted]	[redacted]	Hong Kong	All	[redacted]	[redacted]	Netherlands	All	[redacted]	[redacted]	Sweden	All	[redacted]	[redacted]
Brazil	All	[redacted]	[redacted]	Hungary	All	[redacted]	[redacted]	New Zealand	All	[redacted]	[redacted]	Switzerland	All	[redacted]	[redacted]
Bulgaria	All	[redacted]	[redacted]	Iceland	All	[redacted]	[redacted]	Nigeria	All	[redacted]	[redacted]	Taiwan	All	[redacted]	[redacted]
Canada	All	[redacted]	[redacted]	India	All	[redacted]	[redacted]	Norway	All	[redacted]	[redacted]	Thailand	All	[redacted]	[redacted]
Cayman Islands*	All	[redacted]	[redacted]	Indonesia	All	[redacted]	[redacted]	Oman	All	[redacted]	[redacted]	Trinidad & Tobago*	All	[redacted]	[redacted]
Channel Islands*	All	[redacted]	[redacted]	Ireland	All	[redacted]	[redacted]	Pakistan	All	[redacted]	[redacted]	Tunisia	All	[redacted]	[redacted]
Chile	All	[redacted]	[redacted]	Israel	All	[redacted]	[redacted]	Palestinian Autonomous Area*	All	[redacted]	[redacted]	Turkey	All	[redacted]	[redacted]
China"A" Shares	All	[redacted]	[redacted]	Italy	All	[redacted]	[redacted]	Peru	All	[redacted]	[redacted]	UAE	All	[redacted]	[redacted]
China"B" Shares	All	[redacted]	[redacted]	Jamaica*	All	[redacted]	[redacted]	Philippines	All	[redacted]	[redacted]	United Kingdom	All	[redacted]	[redacted]
Columbia	All	[redacted]	[redacted]	Japan	All	[redacted]	[redacted]	Poland	All	[redacted]	[redacted]	Ukraine	All	[redacted]	[redacted]
Costa Rica	All	[redacted]	[redacted]	Jordan	All	[redacted]	[redacted]	Portugal	All	[redacted]	[redacted]	Uruguay	All	[redacted]	[redacted]
Croatia	All	[redacted]	[redacted]	Kazakhstan	All	[redacted]	[redacted]	Qatar	All	[redacted]	[redacted]	Venezuela	All	[redacted]	[redacted]
Cyprus*	All	[redacted]	[redacted]	Kenya	All	[redacted]	[redacted]	Romania	All	[redacted]	[redacted]	Vietnam*	All	[redacted]	[redacted]
Czech Republic	All	[redacted]	[redacted]	Latvia	Equities	[redacted]	[redacted]	Russia	Equities	[redacted]	[redacted]	Zambia	All	[redacted]	[redacted]
Denmark	All	[redacted]	[redacted]	Latvia	Bonds	[redacted]	[redacted]	Russia	MINFINs	[redacted]	[redacted]				
Ecuador	All	[redacted]	[redacted]	Lebanon	All	[redacted]	[redacted]	Serbia*	All	[redacted]	[redacted]				
Egypt	All	[redacted]	[redacted]	Lithuania	All	[redacted]	[redacted]	Singapore	All	[redacted]	[redacted]				

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

** Tiered by market value:<$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps.

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
•1-25 foreign securities: $__
•26-50 foreign securities: $__
•Over 50 foreign securities: $__
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Cash Transactions:
•3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.
Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses
•    Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•    A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

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